Exhibit 99(d)

Tender Form - Issuer Sponsored Holders
THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER.

Shares conferring an entitlement as at 18 May 2004

A

You should refer to the instructions overleaf before completing this form particularly if the number of Shares shown in Box A is 200 or less. I/We offer to sell the following Shares to Westpac at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

			Shares as a FINAL PRICE TENDER	Insert the number of Shares (if any) you
wish to tender as a Final Price Tender.

AND /OR

	+		at $ 14.00 per Share

	+		at $ 14.50 per Share

	+		at $ 15.00 per Share

	+		at $ 15.50 per Share

Insert the number of Shares (if any) you
B	+		at $ 16.00 per Share	wish to tender next to the price at which
you wish to tender those Shares.

	+		at $ 16.50 per Share

	+		at $ 17.00 per Share

	+		at $ 17.50 per Share

	+		at $ 18.00 per Share

C	=		TOTAL NUMBER OF SHARES TENDERED	Add up all the Shares in each row and write that number in Box C. The total of shares tendered cannot exceed your holding in Box A.

D		Please sign within the boxes below in accordance with instructions overleaf

		Individual OR Sole Director and Sole Company Secretary	Joint Shareholder 2 OR Director/Company Secretary	Joint Shareholder 3 OR Director

Please provide your contact details:

/ /
		Date	Contact name and daytime telephone number

Tender Form Instructions - Issuer Sponsored Holders

How to complete the Tender Form

The instructions below are cross-referenced to the Tender Form. Please complete the form in black ink.

A               This is the total number of Shares registered in your name as at 18 May 2004 that confer an entitlement  to participate in the Buy-Back.

B               Section B allows you to choose (subject to the following instructions) whether you Tender your Shares as a Final Price Tender and/or at specified prices.

•                  If the number of Shares shown in Box A is 200 or less, you must tender all of the Shares either as a Final Price Tender, or at one of the specified prices.  You cannot tender different parcels of Shares at different Tender Prices.

•                  If the number of Shares shown in Box A is more than 200, you may tender different parcels of Shares at different Tender Prices. For example, you may tender some Shares shown in Box A as a Final Price Tender, some Shares at the specified price of say, $15.50, and some Shares at the specified price of, say $14.50. Each parcel of Shares tendered at a different Tender Price is a separate Tender.

C               You must add up the number of Shares inserted in Box B and write the total number in Box C. This total number must not exceed the number of Shares shown in Box A.

D               Sign and date the Tender Form at Box D.  By signing and returning this Tender Form you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) specified on this Tender Form are offers to sell the tendered shares to Westpac at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

Joint shareholders - all holders must sign.

Under power of attorney - if not already noted by the Westpac Share Registry, a certified copy of the power of attorney must accompany this form. Where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.

Deceased estate - all executors should sign and, if not already noted by the Westpac Share Registry, a certified copy of probate or letters of administration must accompany this form.

Company - this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Please also provide a contact name and daytime telephone number in case we need to contact you about your Tender.

Submitting  your Tender Form

If you require further information on how to complete this form please contact the Westpac Buy-Back enquiry line on 1800 804 255 (within Australia) or +61 2 8280 7070 (from outside Australia).

Use the enclosed envelope to send or deliver your completed and signed Tender Form to the following address so that it is received no later than 7.00 pm (Sydney time) on Friday, 18 June 2004.

If sending by mail - from within Australia	If sending by mail - from outside Australia	If hand delivering
Westpac Buy-Back Tender	Westpac Share Registry	Westpac Share Registry
Reply Paid 1519	Locked Bag A6015	C/- ASX Perpetual Registrars
Sydney South NSW 1234	Sydney South NSW 1235	Limited
	AUSTRALIA	Level 8, 580 George Street
Sydney NSW 2000